The Corporations Act/
Loi sur les corporations

ARTICLES OF INCORPORATION (share capital)/
STATUTS CONSTITUTIFS (corporations avec capital-actions)

MANITOBA

The Corporations Act / Loi sur les corporations
Manitoba
CERTIFICATE / CERTIFICAT
ARTICLES EFFECTIVE / LES STATUTS PRENNENT EFFET LE
21 JAN / JAN 2000

DIRECTOR, CORPORATIONS BRANCH / DIRECTEUR, DIRECTION DES CORPORATIONS

Corporation No.
Nº de la corporation
4135955

1-Name of Corporation / Dénomination sociale

DIABEX INC.

2-The address in full of the registered office (include postal code)
Adresse complète du bureau enregistré (inclure le code postal)

1700 – 360 Main Street
Winnipeg, Manitoba R3C 3Z3

3-Number (or minimum and maximum number) of directors
Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum of One (1); Maximum of Ten (10)

4-First directors/Premiers administrateurs

Name in full / Nom complet	Address in full (include postal code)/Adresse complète (inclure le code postal
DR. ALBERT D. FRIESEN	**77 Shorecrest Drive** **Winnipeg, MB R3P 1P4**

5-The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et tout nombre maximal d'actions que la corporation est autorisée à émettre

The Corporation is authorized to issue six classes of shares: Voting Common Shares; Non-voting Common Shares; Class A Shares; Class B Shares; Class C Shares; and Class D Shares. The shares of each class may be issued in unlimited numbers, for unlimited consideration.

6-The rights, privileges, restrictions and conditions attaching to the shares, if any
Droits, privilèges, restrictions et conditions dont les actions sont assorties, s'il y a lieu

As set forth in Schedule "I" attached hereto.

7-Restrictions, if any, on share transfers/ Restrictions au transfer des actions, s'il y a lieu

No share of the Corporation shall be transferred without the consent of a majority of the Directors of the Corporation expressed by written instrument. For purposes of greater certainty, such restriction shall not apply to any redemption by the Corporation of its Class A Shares, Class B Shares, Class C Shares or Class D Shares.

8-Restrictions, if any, on business the corporation may carry on/
Limites imposées quant à l'entreprise que la corporation peut exercer, s'il y a lieu

Not applicable.

9-Other provisions, if any/Autres dispositions, s'il y a lieu

As set forth in Schedule "II" attached hereto.

10-I have satisfied myself that, the proposed name of the corporation is not the same as or similar to the name of any known body corporate, association, partnership, individual or business so as to be likely to confuse or mislead.
Je me suis assuré que la dénomination sociale projetée n'est ni identique ni semblable à la dénomination d'une personne morale, d'une association, d'une société ou d'une entreprise connue ou au nom d'un particulier connu et qu'elle ne saurait prêter à confusion ni induire en erreur.

11-Incorporators/Fondateurs

Name in full/ Nom complet	Address in full (include postal code)/ Adresse complète (inclure le code postal)	Signature/ Signature
DR. ALBERT D. FRIESEN	**77 Shorecrest Drive** **Winnipeg, MB R3P 1P4**	[signature]

Note: If any First Director named in paragraph 4 is not an Incorporator, a Form 3 "Consent to Act as a First Director" must be attached. State the full civic address in paragraphs 2, 4 and 11 - a P.O. box number alone is not acceptable.

Remarque: Si l'un des premiers administrateurs nommés à la rubrique 4 n'est pas un fondateur, joindre la formule 3 intitulée "Consentement à agir en qualité de premier administrateur". Indiquer l'adresse complète dans les rubriques 2, 4 et 11; un numéro de case postale seul n'est pas suffisant.

SCHEDULE "I"
to Article 6 of the Articles of Incorporation of
DIABEX INC.

There shall be six classes of shares, the Voting Common Shares, the Non-voting Common Shares, the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions:

1. "Redemption Amount per Class A Share" shall be the quotient obtained when the fair market value of the net consideration received by the Corporation from the first holder of Class A Shares at the time of the first issuance of Class A Shares for their issuance by the Corporation is divided by the number of Class A Shares issued at such time. The fair market value of the net consideration received by the Corporation upon the first issue of Class A Shares shall be determined by the Directors of the Corporation at the time of the first issuance of Class A Shares, provided that if Canada Customs and Revenue Agency should make any assessment on either the Corporation or a holder of Class A Shares which assessment is based upon the fair market value of the net consideration received by the Corporation upon the first issue of Class A Shares being an amount greater or lesser than the amount determined by the Directors of the Corporation and such assessment or notification of intention to assess is either accepted by the Corporation and the holder of Class A Shares or is appealed to any authority or court of competent jurisdiction and such appeal is settled by agreement between the Corporation, the Shareholder and Canada Customs and Revenue Agency, or, if upon final disposition of the appeal the assessment is upheld in whole or in part by a court of competent jurisdiction, then the Redemption Amount per Class A Share shall be adjusted to reflect the fair market value of the net consideration as finally determined, and such Redemption Amount so adjusted shall be deemed to be and to have always been the Redemption Amount per Class A Share from the time of the first issuance of Class A Shares. If as a result of the adjustment the Redemption Amount has been increased, the Corporation shall pay to any former holders of Class A Shares which had previously been redeemed the amount of the increase, and if as a result of the adjustment the Redemption Amount has been decreased, any former holders of Class A Shares which had previously been

redeemed shall reimburse the Corporation the amount of such decrease. If any dividends previously have been paid by the Corporation on the Class A Shares in any financial year at a rate in excess of eight (8%) per cent of the Redemption Amount per Class A Share so adjusted, then the holders of such Class A Shares shall reimburse the Corporation the amount of such excess.

2. "Redemption Amount per Class B Share" shall be the quotient obtained when the fair market value of the net consideration received by the Corporation from the first holder of Class B Shares at the time of the first issuance of Class B Shares for their issuance by the Corporation is divided by the number of Class B Shares issued at such time. The fair market value of the net consideration received by the Corporation upon the first issue of Class B Shares shall be determined by the Directors of the Corporation at the time of the first issuance of Class B Shares, provided that if Canada Customs and Revenue Agency should make any assessment on either the Corporation or a holder of Class B Shares which assessment is based upon the fair market value of the net consideration received by the Corporation upon the first issue of Class B Shares being an amount greater or lesser than the amount determined by the Directors of the Corporation and such assessment or notification of intention to assess is either accepted by the Corporation and the holder of Class B Shares or is appealed to any authority or court of competent jurisdiction and such appeal is settled by agreement between the Corporation, the Shareholder and Canada Customs and Revenue Agency, or, if upon final disposition of the appeal the assessment is upheld in whole or in part by a court of competent jurisdiction, then the Redemption Amount per Class B Share shall be adjusted to reflect the fair market value of the net consideration as finally determined, and such Redemption Amount so adjusted shall be deemed to be and to have always been the Redemption Amount per Class B Share from the time of the first issuance of Class B Shares. If as a result of the adjustment the Redemption Amount has been increased, the Corporation shall pay to any former holders of Class B Shares which had previously been redeemed the amount of the increase, and if as a result of the adjustment the Redemption Amount has been decreased, any former holders of Class B Shares which had previously been redeemed shall reimburse the Corporation the amount of such decrease. If any dividends previously have been paid by the Corporation on the Class B Shares in any financial year at a rate in excess of seven (7%) per cent of the

Redemption Amount per Class B Share so adjusted, then the holders of such Class B Shares shall reimburse the Corporation the amount of such excess.

3. "Redemption Amount per Class C Share" shall be the quotient obtained when the fair market value of the net consideration received by the Corporation from the first holder of Class C Shares at the time of the first issuance of Class C Shares for their issuance by the Corporation is divided by the number of Class C Shares issued at such time. The fair market value of the net consideration received by the Corporation upon the first issue of Class C Shares shall be determined by the Directors of the Corporation at the time of the first issuance of Class C Shares, provided that if Canada Customs and Revenue Agency should make any assessment on either the Corporation or a holder of Class C Shares which assessment is based upon the fair market value of the net consideration received by the Corporation upon the first issue of Class C Shares being an amount greater or lesser than the amount determined by the Directors of the Corporation and such assessment or notification of intention to assess is either accepted by the Corporation and the holder of Class C Shares or is appealed to any authority or court of competent jurisdiction and such appeal is settled by agreement between the Corporation, the Shareholder and Canada Customs and Revenue Agency, or, if upon final disposition of the appeal the assessment is upheld in whole or in part by a court of competent jurisdiction, then the Redemption Amount per Class C Share shall be adjusted to reflect the fair market value of the net consideration as finally determined, and such Redemption Amount so adjusted shall be deemed to be and to have always been the Redemption Amount per Class C Share from the time of the first issuance of Class C Shares. If as a result of the adjustment the Redemption Amount has been increased, the Corporation shall pay to any former holders of Class C Shares which had previously been redeemed the amount of the increase, and if as a result of the adjustment the Redemption Amount has been decreased, any former holders of Class C Shares which had previously been redeemed shall reimburse the Corporation the amount of such decrease. If any dividends previously have been paid by the Corporation on the Class C Shares in any financial year at a rate in excess of six (6%) per cent of the Redemption Amount per Class C Share so adjusted, then the holders of such Class C Shares shall reimburse the Corporation the amount of such excess.

4. "Redemption Amount per Class D Share" shall be the amount of $1.00.

5. Subject to the provisions of paragraph 10, the holders of the Class A Shares shall in each financial year of the Corporation be entitled to receive, if declared by the Directors of the Corporation on the Class A Shares out of the monies or other property of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in an amount to be determined by and in the discretion of the Directors of the Corporation, provided such amount shall not in any one financial year be greater than eight (8%) per cent of the Redemption Amount per Class A Share. If in any year the Directors in their discretion do not declare any dividends on the Class A Shares, then the rights of the holders of the Class A Shares to any dividend for the year shall forever be extinguished.

6. Subject to the provisions of paragraph 10, the holders of the Class B Shares shall in each financial year of the Corporation be entitled to receive, if declared by the Directors of the Corporation on the Class B Shares out of the monies or other property of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in an amount to be determined by and in the discretion of the Directors of the Corporation, provided such amount shall not in any one financial year be greater than seven (7%) per cent of the Redemption Amount per Class B Share. If in any year the Directors in their discretion do not declare any dividends on the Class B Shares, then the rights of the holders of the Class B Shares to any dividend for the year shall forever be extinguished.

7. Subject to the provisions of paragraph 10, the holders of the Class C Shares shall in each financial year of the Corporation be entitled to receive, if declared by the Directors of the Corporation on the Class C Shares out of the monies or other property of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in an amount to be determined by and in the discretion of the Directors of the Corporation, provided such amount shall not in any one financial year be greater than six (6%) per cent of the Redemption Amount per Class C Share. If in any year the Directors in their discretion do not declare any dividends on the Class C Shares, then the rights of the holders of the Class C Shares to any dividend for the year shall forever be extinguished.

8. Subject to the provisions of paragraph 10, the holders of the Class D Shares shall in each financial year of the Corporation be entitled to receive, if declared by the Directors of the Corporation on the Class D Shares out of the monies or other property of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in an amount to be determined by and in the discretion of the Directors of the Corporation, provided such amount shall not in any one financial year be greater than five (5%) per cent of the Redemption Amount per Class D Share. If in any year the Directors in their discretion do not declare any dividends on the Class D Shares, then the rights of the holders of the Class D Shares to any dividend for the year shall forever be extinguished.

9. Subject to the provisions of paragraph 10, the holders of the Voting Common Shares and the holders of the Non-voting Common Shares shall in each financial year of the Corporation be entitled to receive, if declared by the Directors of the Corporation out of the monies or other property of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in an amount to be determined by and in the discretion of the Directors of the Corporation. If in any year the Directors of the Corporation in their discretion decide to declare a dividend, the same amount of dividend must be declared on each such share, whether a Voting Common Share or a Non-voting Common Share, without preference or distinction. If in any year the Directors in their discretion do not declare any dividend, then the rights of the holders of the Voting Common Shares and of the holders of the Non-voting Common Shares to any dividend for the year shall forever be extinguished.

10. No dividends shall be paid on any class of shares of the Corporation which will result in the Corporation having net assets (that is, the amount by which the realizable value of its assets exceeds its liabilities) insufficient to redeem all issued and outstanding Class A Shares at the Redemption Amount per Class A Share, all issued and outstanding Class B Shares at the Redemption Amount per Class B Share, all issued and outstanding Class C Shares at the Redemption Amount per Class C Share, and all issued and outstanding Class D Shares at the Redemption Amount per Class D Share, together with all dividends, if any, declared thereon and unpaid.

11. It shall be in the sole discretion of the Directors of the Corporation whether in any financial year of the Corporation any dividend is declared on any class or classes of shares of the Corporation and it shall be in the sole discretion of the Directors on which class or classes of shares, if any, a dividend is declared in a particular financial year of the Corporation, provided that the provisions of paragraphs 5, 6, 7, 8, 9, and 10 shall always be complied with. For purposes of greater certainty, it is herewith stated that a dividend may be paid in money or property or by issuing fully paid shares of the Corporation.

12. In the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among Shareholders for the purposes of winding up its affairs, before any amount is paid or any property or assets of the Corporation are distributed to the holders of any Class D Shares, Voting Common Shares or Non-voting Common Shares, the holders of the Class A Shares, Class B Shares and Class C Shares shall be entitled to receive out of the assets and property of the Corporation the Redemption Amounts for each Class A Share, Class B Share and Class C Share, together with all dividends declared thereon and remaining unpaid. If the property and assets of the Corporation are insufficient to pay the respective Redemption Amounts for each Class A Share, Class B Share and Class C Share, then the property and assets of the Corporation shall be distributed among the holders of the Class A Shares, Class B Shares and Class C Shares in a manner such that the ratio of the amount distributed on each share to its Redemption Amount shall be the same for all such shares. After payment to the holders of the Class A Shares, Class B Shares and Class C Shares of the respective Redemption Amounts for each such share, they shall not be entitled to participate in any further distribution of the property or assets of the Corporation. Thereafter, the holders of the Class D Shares shall be entitled to receive out of the assets and property of the Corporation the Redemption Amount for each Class D Share together with all dividends declared thereon and remaining unpaid, and after such payment to the holders of Class D Shares they shall not be entitled to participate in any further distribution of the property or assets of the Corporation. Thereafter, the holders of the Voting Common Shares and Non-voting Common Shares shall exclusively be entitled to receive rateably, share for share, without preference or distinction, any remaining property or assets of the Corporation.

13. The Corporation shall have the right, at its option at any time, and from time to time, on notice in the manner hereinafter prescribed, or, if all the Shareholders of Class A Shares, Class B Shares, Class C Shares and Class D Shares so agree, without any notice, to redeem all or any portion of the Class A Shares held by any Shareholder for the sum of the Redemption Amount per Class A Share, together with any declared and unpaid dividends thereon. Such redemption may be effected selectively among the holders thereof, such that, for greater certainty, the Class A Shares of one or more Shareholders thereof may be redeemed without any Class A Shares of the other holders (or without any Class B Shares, Class C Shares or Class D Shares) being redeemed concurrently therewith or at all. The prescribed manner of notice of redemption of the Class A Shares shall be sixty (60) or more days notice from date of mailing given by registered letter directed to the registered holder or holders of the Class A Shares to be redeemed at the address of the holders appearing on the books of the Corporation. At the same time the notice of redemption is mailed, a copy of such notice shall be sent by registered mail to all the registered holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares, for their information. By the date specified for redemption (the "Surrender Date") in the said notice, a holder of Class A Shares to be redeemed shall surrender at the registered office of the Corporation the certificate or certificates for the said shares, duly endorsed, and upon surrender of the certificate or certificates, the Corporation shall pay or cause to be paid to or to the order of the holder the sum of the Redemption Amount per Class A Share, together with any declared and unpaid dividends thereon. If by the Surrender Date a holder of Class A Shares to be redeemed has not surrendered the certificate or certificates for such shares, his Class A Shares called for redemption may be redeemed and for all purposes shall be deemed to be redeemed on the Corporation depositing into any chartered bank in Canada for such holder's credit the amount due thereon for redemption as aforesaid without interest, and after such deposit is made, the Class A Shares called for redemption shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof.

14. The Corporation shall have the right, at its option at any time, and from time to time, on notice in the manner hereinafter prescribed, or, if all the

Shareholders of Class A Shares, Class B Shares, Class C Shares and Class D Shares so agree, without any notice, to redeem all or any portion of the Class B Shares held by any Shareholder for the sum of the Redemption Amount per Class B Share, together with any declared and unpaid dividends thereon. Such redemption may be effected selectively among the holders thereof, such that, for greater certainty, the Class B Shares of one or more Shareholders thereof may be redeemed without any Class B Shares of the other holders (or without any Class A Shares, Class C Shares or Class D Shares) being redeemed concurrently therewith or at all. The prescribed manner of notice of redemption of the Class B Shares shall be sixty (60) or more days notice from date of mailing given by registered letter directed to the registered holder or holders of the Class B Shares to be redeemed at the address of the holders appearing on the books of the Corporation. At the same time the notice of redemption is mailed, a copy of such notice shall be sent by registered mail to all the registered holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares, for their information. By the date specified for redemption (the "Surrender Date") in the said notice, a holder of Class B Shares to be redeemed shall surrender at the registered office of the Corporation the certificate or certificates for the said shares, duly endorsed, and upon surrender of the certificate or certificates, the Corporation shall pay or cause to be paid to or to the order of the holder the sum of the Redemption Amount per Class B Share, together with any declared and unpaid dividends thereon. If by the Surrender Date a holder of Class B Shares to be redeemed has not surrendered the certificate or certificates for such shares, his Class B Shares called for redemption may be redeemed and for all purposes shall be deemed to be redeemed on the Corporation depositing into any chartered bank in Canada for such holder's credit the amount due thereon for redemption as aforesaid without interest, and after such deposit is made, the Class B Shares called for redemption shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof.

15. The Corporation shall have the right, at its option at any time, and from time to time, on notice in the manner hereinafter prescribed, or, if all the Shareholders of Class A Shares, Class B Shares, Class C Shares and Class D Shares so agree, without any notice, to redeem all or any portion of the Class C

Shares held by any Shareholder for the sum of the Redemption Amount per Class C Share, together with any declared and unpaid dividends thereon. Such redemption may be effected selectively among the holders thereof, such that, for greater certainty, the Class C Shares of one or more Shareholders thereof may be redeemed without any Class C Shares of the other holders (or without any Class A Shares, Class B Shares or Class D Shares) being redeemed concurrently therewith or at all. The prescribed manner of notice of redemption of the Class C Shares shall be sixty (60) or more days notice from date of mailing given by registered letter directed to the registered holder or holders of the Class C Shares to be redeemed at the address of the holders appearing on the books of the Corporation. At the same time the notice of redemption is mailed, a copy of such notice shall be sent by registered mail to all the registered holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares, for their information. By the date specified for redemption (the "Surrender Date") in the said notice, a holder of Class C Shares to be redeemed shall surrender at the registered office of the Corporation the certificate or certificates for the said shares, duly endorsed, and upon surrender of the certificate or certificates, the Corporation shall pay or cause to be paid to or to the order of the holder the sum of the Redemption Amount per Class C Share, together with any declared and unpaid dividends thereon. If by the Surrender Date a holder of Class C Shares to be redeemed has not surrendered the certificate or certificates for such shares, his Class C Shares called for redemption may be redeemed and for all purposes shall be deemed to be redeemed on the Corporation depositing into any chartered bank in Canada for such holder's credit the amount due thereon for redemption as aforesaid without interest, and after such deposit is made, the Class C Shares called for redemption shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof.

16. The Corporation shall have the right, at its option at any time, and from time to time, on notice in the manner hereinafter prescribed, or, if all the Shareholders of Class A Shares, Class B Shares, Class C Shares and Class D Shares so agree, without any notice, to redeem all or any portion of the Class D Shares held by any Shareholder for the sum of the Redemption Amount per Class D Share, together with any declared and unpaid dividends thereon. Such

redemption may be effected selectively among the holders thereof, such that, for greater certainty, the Class D Shares of one or more Shareholders thereof may be redeemed without any Class D Shares of the other holders (or without any Class A Shares, Class B Shares or Class C Shares) being redeemed concurrently therewith or at all. The prescribed manner of notice of redemption of the Class D Shares shall be sixty (60) or more days notice from date of mailing given by registered letter directed to the registered holder or holders of the Class D Shares to be redeemed at the address of the holders appearing on the books of the Corporation. At the same time the notice of redemption is mailed, a copy of such notice shall be sent by registered mail to all the registered holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares, for their information. By the date specified for redemption (the "Surrender Date") in the said notice, a holder of Class D Shares to be redeemed shall surrender at the registered office of the Corporation the certificate or certificates for the said shares, duly endorsed, and upon surrender of the certificate or certificates, the Corporation shall pay or cause to be paid to or to the order of the holder the sum of the Redemption Amount per Class D Share, together with any declared and unpaid dividends thereon. If by the Surrender Date a holder of Class D Shares to be redeemed has not surrendered the certificate or certificates for such shares, his Class D Shares called for redemption may be redeemed and for all purposes shall be deemed to be redeemed on the Corporation depositing into any chartered bank in Canada for such holder's credit the amount due thereon for redemption as aforesaid without interest, and after such deposit is made, the Class D Shares called for redemption shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof.

17. Any Shareholder of Class A Shares shall be entitled to require the Corporation to redeem at any time and from time to time all or any portion of the Class A Shares registered in the name of such holder by tendering to the Corporation at its registered office the certificate or certificates representing the Class A Shares which the said holder desires to have the Corporation redeem, together with a request in writing (the "Redemption Request") specifying the desire for redemption, the number of shares which the holder desires to have redeemed and the effective date of such redemption (the "Redemption Date") on

which the holder desires to have the Corporation redeem such shares, which Redemption Date (unless otherwise agreed to in writing by the Corporation and by all of the Shareholders of Class A Shares, Class B Shares and Class C Shares) shall not be less than fourteen (14) days after the day on which the request is received by the Corporation. Prior to the tender to the Corporation of the Redemption Request, the holder shall serve notice (the "Shareholder's Notice") of the Redemption Request on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares, which Shareholder's Notice shall be served in the manner provided in subparagraph 20(a) hereof. For greater certainty, no Shareholder's Notice need be served on any holder of Class D Shares, Voting Common Shares or Non-voting Common Shares. Prior to or at the same time that the Redemption Request is tendered to the Corporation, the holder shall provide to the Corporation proof of service of the Shareholder's Notice on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares (or a written waiver of such notice) in the manner provided in subparagraph 20(a) hereof. Upon receipt by the Corporation of the Redemption Request together with the share certificates to be redeemed and of the proof of service of the Shareholder's Notice on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares (or a written waiver of such notice), the Corporation shall on the Redemption Date redeem such shares by paying or causing to be paid to or to the order of such holder, the sum of the Redemption Amount per Class A Share to be redeemed, together with any declared and unpaid dividends thereon. Thereafter, the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof. In the event of default of payment of the redemption price on the Redemption Date, the Shareholder shall have the option to rescind the redemption in which event the rights of the holder of such shares shall remain unaffected or to make claim for the redemption price with interest from the Redemption Date at the rate equal to the prime lending rate from time to time of the financial institution used by the Corporation as its banker.

18. Any Shareholder of Class B Shares shall be entitled to require the Corporation to redeem at any time and from time to time all or any portion of the Class B Shares registered in the name of such holder by tendering to the Corporation at its registered office the certificate or certificates representing the Class B Shares which the said holder desires to have the Corporation redeem,

together with a request in writing (the "Redemption Request") specifying the desire for redemption, the number of shares which the holder desires to have redeemed and the effective date of such redemption (the "Redemption Date") on which the holder desires to have the Corporation redeem such shares, which Redemption Date (unless otherwise agreed to in writing by the Corporation and by all of the Shareholders of Class A Shares, Class B Shares and Class C Shares) shall not be less than fourteen (14) days after the day on which the request is received by the Corporation. Prior to the tender to the Corporation of the Redemption Request, the holder shall serve notice (the "Shareholder's Notice") of the Redemption Request on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares, which Shareholder's Notice shall be served in the manner provided in subparagraph 20(a) hereof. For greater certainty, no Shareholder's Notice need be served on any holder of Class D Shares, Voting Common Shares or Non-voting Common Shares. Prior to or at the same time that the Redemption Request is tendered to the Corporation, the holder shall provide to the Corporation proof of service of the Shareholder's Notice on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares (or a written waiver of such notice) in the manner provided in subparagraph 20(a) hereof. Upon receipt by the Corporation of the Redemption Request together with the share certificates to be redeemed and of the proof of service of the Shareholder's Notice on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares (or a written waiver of such notice), the Corporation shall on the Redemption Date redeem such shares by paying or causing to be paid to or to the order of such holder, the sum of the Redemption Amount per Class B Share to be redeemed, together with any declared and unpaid dividends thereon. Thereafter, the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof. In the event of default of payment of the redemption price on the Redemption Date, the Shareholder shall have the option to rescind the redemption in which event the rights of the holder of such shares shall remain unaffected or to make claim for the redemption price with interest from the Redemption Date at the rate equal to the prime lending rate from time to time of the financial institution used by the Corporation as its banker.

19. Any Shareholder of Class C Shares shall be entitled to require the Corporation to redeem at any time and from time to time all or any portion of the

Class C Shares registered in the name of such holder by tendering to the Corporation at its registered office the certificate or certificates representing the Class C Shares which the said holder desires to have the Corporation redeem, together with a request in writing (the "Redemption Request") specifying the desire for redemption, the number of shares which the holder desires to have redeemed and the effective date of such redemption (the "Redemption Date") on which the holder desires to have the Corporation redeem such shares, which Redemption Date (unless otherwise agreed to in writing by the Corporation and by all of the Shareholders of Class A Shares, Class B Shares and Class C Shares) shall not be less than fourteen (14) days after the day on which the request is received by the Corporation. Prior to the tender to the Corporation of the Redemption Request, the holder shall serve notice (the "Shareholder's Notice") of the Redemption Request on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares, which Shareholder's Notice shall be served in the manner provided in subparagraph 20(a) hereof. For greater certainty, no Shareholder's Notice need be served on any holder of Class D Shares, Voting Common Shares or Non-voting Common Shares. Prior to or at the same time that the Redemption Request is tendered to the Corporation, the holder shall provide to the Corporation proof of service of the Shareholder's Notice on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares (or a written waiver of such notice) in the manner provided in subparagraph 20(a) hereof. Upon receipt by the Corporation of the Redemption Request together with the share certificates to be redeemed and of the proof of service of the Shareholder's Notice on each of the other registered holders of Class A Shares, Class B Shares and Class C Shares (or a written waiver of such notice), the Corporation shall on the Redemption Date redeem such shares by paying or causing to be paid to or to the order of such holder, the sum of the Redemption Amount per Class C Share to be redeemed, together with any declared and unpaid dividends thereon. Thereafter, the holder thereof shall not be entitled to exercise any of the rights of a holder of shares in respect thereof. In the event of default of payment of the redemption price on the Redemption Date, the Shareholder shall have the option to rescind the redemption in which event the rights of the holder of such shares shall remain unaffected or to make claim for the redemption price with interest from the Redemption Date at the rate equal to the prime lending rate from time to time of the financial institution used by the Corporation as its banker.

20. (a) The Shareholder's Notice to be served by a Shareholder regarding redemption of his shares under paragraphs 17, 18 or 19 must be effected on each of the other registered Shareholders of Class A Shares, Class B Shares and Class C Shares not less than thirty (30) days prior to the tender of the Redemption Request by the Shareholder to the Corporation. Service of the Shareholder's Notice shall be effected on a Shareholder by registered letter directed to the address of the Shareholder appearing on the books of the Corporation (deemed effective the date of mailing) or by leaving a copy of the Shareholder's Notice at the address of the Shareholder appearing on the books of the Corporation. (If no address of the Shareholder appears on the books of the Corporation, the address for service of an individual shall be deemed to be his place of residence reasonably determined, or in the case of a Corporation, the registered office of the Corporation.) The Shareholder's Notice shall include a copy of the Redemption Request. Proof of service of the Shareholder's Notice on a Shareholder may be made to the Corporation by providing to the Corporation an affidavit of service in the same form as the affidavit of service used for proof of service of a document under the Federal Court Rules of the Federal Court of Canada.

(b) Another Shareholder of Class A Shares, Class B Shares or Class C Shares may in writing waive the requirement to be served with the Shareholder's Notice in which case the Shareholder requesting redemption of his shares shall provide the waiver to the Corporation in lieu of proof of service of the Shareholder's Notice.

(c) Notwithstanding anything contained in paragraphs 17, 18 and 19 hereof, or in subparagraphs 20(a) and 20(b) hereof, another Shareholder of Class A Shares, Class B Shares or Class C Shares (the "Second Preferred Shareholder") who receives a Shareholder's Notice from the Shareholder who is requesting the redemption of his shares (the "First Preferred Shareholder") shall not be required to serve a Shareholder's Notice on the First Preferred Shareholder or on the other registered Shareholders of Class A Shares, Class B Shares or Class C Shares in the event that the Second Preferred Shareholder decides to request the Corporation to redeem on the Redemption Date selected by the First Preferred Shareholder a number of Class A Shares, Class B Shares

or Class C Shares, as the case may be, owned by the Second Preferred Shareholder which have aggregate Redemption Amounts less than or equal to the aggregate Redemption Amounts of the shares which the First Preferred Shareholder has requested to have redeemed on the Redemption Date. In such case, notwithstanding paragraphs 17, 18 or 19, the Second Preferred Shareholder shall accordingly not be required to provide the Corporation with proofs of service of the Shareholder's Notice.

21. (a) If less than all of the Class A Shares represented by any certificate or certificates of a holder are to be redeemed as set forth in paragraphs 13 or 17, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class A Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be redeemed.

(b) If less than all of the Class B Shares represented by any certificate or certificates of a Shareholder are to be redeemed as set forth in paragraphs 14 or 18, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class B Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be redeemed.

(c) If less than all of the Class C Shares represented by any certificate or certificates of a holder are to be redeemed as set forth in paragraphs 15 or 19, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class C Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be redeemed.

(d) If less than all of the Class D Shares represented by any certificate or certificates of a holder are to be redeemed as set forth in paragraph 16, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class D Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be redeemed.

22. The Class A Shares, Class B Shares, Class C Shares and Class D Shares shall not carry or confer on the holders thereof any further right to participate in profits or assets of the Corporation other than as expressly hereinbefore provided.

23. A holder of fractional shares issued by the Corporation shall be entitled proportionately to all the rights and privileges attaching to a whole share of the same class, including, without limiting the generality of the foregoing, the right to receive the appropriate portion of dividend, to receive the appropriate portion of the redemption amount if such class of shares are otherwise redeemable, and to exercise voting rights in respect of the fractional share if such class of shares is otherwise entitled to vote.

24. The holders of Voting Common Shares shall be entitled to one vote for each Voting Common Share held by them at all meetings of Shareholders except meetings at which, pursuant to *The Corporations Act* (Manitoba), only holders of a specified class of shares are entitled to vote. The holders of Class A Shares shall be entitled to one vote for each Class A Share held by them at all meetings of Shareholders except meetings at which, pursuant to *The Corporations Act* (Manitoba), only holders of a specified class of shares are entitled to vote. The holders of Class D Shares shall be entitled to one vote for each Class D Share held by them at all meetings of Shareholders except meetings at which, pursuant to *The Corporations Act* (Manitoba), only holders of a specified class of shares are entitled to vote. The holders of Non-voting Common Shares shall not be entitled to vote at any meetings of Shareholders, except where otherwise provided by *The Corporations Act* (Manitoba), and, in such case, they shall then be entitled to one vote for each Non-voting Common Share held. The holders of Class B Shares shall not be entitled to vote at any meetings of Shareholders, except where otherwise provided by *The Corporations Act* (Manitoba), and, in such case, they shall then be entitled to one vote for each Class B Share held. The holders of Class C Shares shall not be entitled to vote at any meetings of Shareholders, except where otherwise provided by *The Corporations Act* (Manitoba), and, in such case, they shall then be entitled to one vote for each Class C Share held.

SCHEDULE "II"
to Article 9 of the Articles of Incorporation of
DIABEX INC.

Other Provisions:

1. The number of Shareholders of the Corporation, exclusive of persons who are employed by the Corporation and exclusive of persons who, having been formerly employed by the Corporation, were, while so employed and have continued after the termination of that employment to be, Shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are joint registered owners of one (1) or more shares being counted as one (1) Shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The Corporation shall initially issue:

   (a) 37½ Voting Common Shares out of its treasury of capital stock to GENESYS VENTURE INC., upon a share subscription being received at $1.00 per share for same; and

   (b) 62½ Voting Common Shares out of its treasury of capital stock to DR. WAYNE LAUTT, of Winnipeg, Manitoba, upon a share subscription being received at $1.00 per share for same.

Other than as hereinbefore provided, the Corporation shall not issue any shares of any class out of its treasury of capital stock unless the Board of Directors of the Corporation receives the prior written consent of DR. WAYNE LAUTT, of Winnipeg, Manitoba, to such issue.